EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ault Incorporated and Subsidiaries on Form S-3 of our report dated July 12, 2002, (July 16, 2002 as to Note 11) appearing in the Annual Report on Form 10-K of Ault Incorporated and Subsidiaries for the year ended June 2, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 1, 2002